UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders on May 11, 2016. The following matter was voted on by the Company’s stockholders and received the following votes:

Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2017 annual meeting of stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Coley Clark	39,865,523	9,058,256	8,100	0
Victor W. Dahir	46,511,258	2,411,650	8,971	0
Antonio O. Garza	39,949,738	8,972,443	9,698	0
W. Alexander Holmes	48,474,673	449,728	7,478	0
Seth W. Lawry	37,164,283	11,757,710	9,886	0
Pamela H. Patsley	47,280,328	1,644,266	7,285	0
Michael P. Rafferty	48,329,468	592,158	10,253	0
Ganesh B. Rao	48,071,440	852,223	8,216	0
W. Bruce Turner	48,255,600	667,629	8,650	0
Peggy Vaughan	48,255,485	669,994	6,400	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: May 16, 2016